UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Infusive US Trust

Delaware	(See below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

60 East 42nd Street, Suite 1840 New York, NY	10165
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to

Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which	(I.R.S. Employer
to be so Registered:	Each Class is to be so Registered:	Identification No.)
Infusive Compounding Global Equities ETF	NYSE Arca, Inc.	32-6517530

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check to following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-231734

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Infusive US Trust (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-231734; 811-23426), as filed on December 17, 2019, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits.

1. The Trust’s Declaration of Trust is included as Exhibit (a) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-231734; 811-23426), as filed on May 24, 2019, and incorporated herein by reference.

2. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-231734; 811-23426), as filed on May 24, 2019, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INFUSIVE US TRUST

Date: December 20, 2019 By: /s/ Andrea Ruggeri

Name: Andrea Ruggeri

Title: President & Principal Executive Officer